UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 16, 2015

IMPERIAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Florida	001-35064	30-0663473
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5355 Town Center Road, Suite 701 Boca Raton, Florida	33486
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (561) 995-4200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Effective July 16, 2015, Red Falcon Trust (“Red Falcon”), a Delaware statutory trust formed by Blue Heron Designated Activity Company (“Blue Heron”), a wholly-owned subsidiary of Imperial Holdings, Inc. (the “Company”), entered into a revolving loan and security agreement (the “Credit Agreement”) with LNV Corporation, as initial lender, the other lenders party thereto from time to time, Imperial Finance & Trading, LLC, as guarantor, Blue Heron as portfolio administrator and CLMG Corp., as administrative agent (the “Agent”).

General & Security. The Credit Agreement provides for an asset-based revolving credit facility backed by Red Falcon’s portfolio of life insurance policies with an initial aggregate lender commitment of up to $110 million, subject to borrowing base availability. Upon the closing of the Credit Agreement, Red Falcon owns a portfolio of 159 life insurance policies with an aggregate death benefit of approximately $608 million, which has been pledged as collateral under the Credit Agreement. In addition, the residual interests in Red Falcon have been pledged under a separate pledge agreement executed in connection with the Credit Agreement.

Borrowing Base & Availability. Revolving credit borrowings are permitted for a five-year period with the loans under the Credit Agreement maturing after seven years. Borrowing availability under the Credit Agreement is subject to a borrowing base, which at any time is equal to the lesser of (A) the sum of all of the following amounts that have been funded or are to be funded through the next distribution date (i) the initial advance and all additional advances in respect of newly pledged policies that are not for ongoing maintenance advances, plus (ii) 100% of the sum of the ongoing maintenance costs, less (iii) any required amortization payments previously paid and to be paid through the next distribution date; (B) 60% of the valuation of the policies pledged as collateral as determined by the lenders; (C) 45% of the aggregate face amount of the policies pledged as collateral; and (D) $110 million.

Amortization & Distributions. Proceeds from the policies pledged as collateral under the Credit Agreement will be distributed pursuant to a waterfall with, subject to yield maintenance provisions, 5% of policy proceeds directed to the lenders. Thereafter proceeds are directed to pay fees to service providers and premiums with any remaining proceeds directed to pay outstanding interest and required amortization of 8% per annum on the loan. Generally, after payment of interest and required amortization, a percentage of the collections from policy proceeds are to be paid to Red Falcon, which will vary depending on the then loan to value ratio (“LTV”) as follows: (1) if the LTV is equal to or greater than 50%, all remaining proceeds will be directed to the lenders to repay the then outstanding principal balance; (2) if the LTV is less than 50% but greater than or equal to twenty-five percent 25%, 35% of the remaining proceeds will be directed Red Falcon with the balance to the lenders to repay the then outstanding principal balance; or (3) if the LTV is less than 25%, 65% of the remaining proceeds will be directed to Red Falcon with the balance to the lenders to repay the then outstanding principal balance.

Initial Advance and Use of Proceeds. Amounts advanced to Red Falcon following effectiveness of the Credit Agreement were approximately $54 million, with certain of the proceeds used to pay transaction expenses and to purchase the policies pledged as collateral under the Credit Agreement from certain affiliates of the Company who then made a distribution to the Company used to redeem the notes referenced in Item 8.01 below. Generally, ongoing advances may be made for paying premiums on the life insurance policies pledged as collateral, and to pay the fees of service providers. Subsequent advances in respect of newly pledged policies are at the discretion of the lenders.

Interest. Borrowings under the Credit Agreement bear interest at a rate equal to LIBOR or, if LIBOR is unavailable, the base rate, in each case plus an applicable margin of 4.50% and subject to a rate floor of 1.0%. The base rate under the Credit Agreement equals the sum of (i) the weighted average of the interest rates on overnight federal funds transactions or, if unavailable, the average of three federal funds quotations received by the Agent plus 0.75% and (ii) 0.5%.

Maturity. The term of the Credit Agreement expires July 15, 2022.

Covenants/Events of Defaults. The Credit Agreement contains covenants and events of default, including those that are customary for asset-based credit agreements of this type and including cross defaults under the servicing, portfolio administration and sales agreements entered into in connection with the Credit Agreement, changes in control of or insolvency or bankruptcy of the Company and relevant subsidiaries and performance of certain obligations by certain relevant subsidiaries, Red Falcon and third parties. The Credit Agreement does not contain any financial covenants, but does contain certain tests relating to asset maintenance, performance and valuation with determinations as to the satisfaction of such tests involving determinations made by the lenders with a high degree of discretion.

The forgoing summary does not purport to be complete and is qualified in its entirety by the Credit Agreement, which is expected to be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2015.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference.

Item 7.01	Regulation FD Disclosure.

On July 16, 2015, the Company issued a press release announcing transactions described in this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 herewith.

The information under Item 7.01 and in Exhibit 99.1 in this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities thereof, nor shall it be deemed to be incorporated by reference in any filing under the Exchange Act or under the Securities Act of 1933, as amended, except to the extent specifically provided in any such filing.

Item 8.01	Other Events.

On July 16, 2015, in connection with the borrowings described in Item 1.01 above, the Company redeemed all of its outstanding 12.875% Senior Secured Notes and discharged the corresponding indenture (the “Indenture”), dated as of November 10, 2014 with Wilmington Trust, National Association, as indenture trustee. The Notes were redeemed at 106% of their principal amount plus interest up to but excluding November 10, 2015. Effective as of the redemption of the 12.875% Senior Secured Notes, 159 of the life insurance policies that served as collateral under the Indenture were sold to Red Falcon in an internal transfer and pledged as collateral under the Credit Agreement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibit

Exhibit 99.1	Press release dated July 16, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 16, 2015

IMPERIAL HOLDINGS, INC. (Registrant)

By:	/s/ Michael Altschuler
Michael Altschuler
General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated July 16, 2015.